Exhibit 10.5

TANDY LEATHER FACTORY, INC.
THIRD AMENDMENT TO
2007 DIRECTOR NON-QUALIFIED STOCK OPTION PLAN

This Third Amendment (this “Amendment”), was adopted by the Board of Directors (the “Board”) of Tandy Leather Factory, Inc., a Delaware corporation (the “Company”), as of February 11, 2014 (the “Effective Date”) and amends the 2007 Director Non-Qualified Stock Option Plan of the Company dated as of March 22, 2007 (the “Original Plan”), as amended by that certain Amendment to 2007 Director Non-Qualified Stock Option Plan dated as of May 3, 2010 (the “First Amendment”), and as further amended by that certain Second Amendment to 2007 Director Non-Qualified Stock Option Plan dated as of October 7, 2010 (the “Second Amendment” and, together with the Original Plan and the First Amendment, the “Plan”).

Recitals

A.           The Company adopted the Original Plan as of March 22, 2007.

B.           On May 22, 2007, at a duly held meeting of the stockholders of the Company, the stockholders of the Company ratified and affirmed the Original Plan.

C.           The Company adopted the First Amendment as of May 3, 2010.

D.           The Company adopted the Second Amendment as of October 7, 2010.

E.           The Board has deemed it to be in its best interest of the Company to modify the Stock Option grant schedule set forth in Article 4 of the Plan.

F.           Article 10 of the Plan provides that the Plan may be amended by the Board without the approval of the stockholders of the Company with certain exceptions.

G.           The Plan is being amended to set forth a new Stock Option grant schedule as more particularly set forth below.

Amendment

The Plan is hereby amended as follows:

1.           Definitions.  Unless otherwise defined herein, terms utilized herein which are defined in the Plan shall have the meanings ascribed to them in the Plan.

2. Amendment to Article 4 of the  Plan.  The first paragraph of Article 4 of the Plan is hereby amended to read in its entirety as follows:

The Committee may grant Stock Options as follows: (i) on March 22, 2014, and on March 22 of each calendar year thereafter, a Stock Option for 3,000 shares of Common Stock may be granted to each individual who is serving as an outside director of the Company or any Subsidiary on that date; and (ii) if an individual first becomes an outside director of the Company or any Subsidiary within six months after March 22 of a year, such individual may be granted a Stock Option for 3,000 shares of Common Stock immediately upon becoming an outside director. The Committee shall not grant Stock Options under any other circumstances. Notwithstanding the foregoing, the decision to grant or not grant Stock Options in any given year as provided herein shall be made by the Committee in the Committee’s discretion.

3.           Effective Date.  This Amendment shall become effective as of the Effective Date.

4.           No Other Amendments.  Except as expressly amended hereby, the Plan shall continue in full force and effect in accordance with the terms and provisions thereof.

5.           Headings.  The headings of the various sections of this Amendment are for convenience of reference only and do not constitute a part hereof and shall not be interpreted or construed to affect the meanings or construction of any provision hereof.

6.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict-of-laws principles.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the Effective Date.

TANDY LEATHER FACTORY, INC.

By:           /s/ Shannon L. Greene
Shannon L. Greene,
Chief Financial Officer and Treasurer

ATTEST:

/s/ William M. Warren

William M. Warren,
General Counsel and Secretary